Exhibit 99.3

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), information containing non-GAAP financial measures for CareFusion Corporation (the “Company”) was disclosed in the Company’s news release (the “News Release”) dated May 6, 2010 announcing results for the quarter ended March 31, 2010 and in a slide presentation (the “Presentation”) that accompanied a conference call held by the Company on May 6, 2010 to discuss the Company’s financial results and outlook for its fiscal year ending June 30, 2010. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers. Definitions of the non-GAAP financial measures are included in the News Release.

In the News Release and the Presentation, the Company presented the non-GAAP financial measures “adjusted operating expenses”, “adjusted SG&A expenses”, “adjusted operating income”, “adjusted net income”, “adjusted diluted earnings per share” and “adjusted segment profit.” These non-GAAP financial measures exclude restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring tax items, and additionally in the case of “adjusted net income” and “adjusted diluted earnings per share”, the results of discontinued operations. A restructuring activity is a program whereby the Company fundamentally changes its operations such as closing facilities, moving a product to another location or outsourcing the production of a product. Restructuring activities may also involve substantial re-alignment of the management structure of a business unit in response to changing market conditions. Restructuring charges are recorded in accordance with Accounting Standards Codification 420 “Exit or Disposal Cost Obligations” (“ASC 420”). Under ASC 420, a liability is measured at its fair value and recognized as incurred. One-time spinoff related charges are items, based on Company management judgment, that are incremental expenses directly associated with the spinoff from Cardinal Health and will not recur. Nonrecurring tax items are, based on Company management judgment, one-time tax impacts related to unusual or infrequent transactions not indicative of future operations.

Company management uses these non-GAAP financial measures to evaluate the Company’s performance. As the Company’s core business is providing healthcare products and services to the healthcare industry, its management finds it useful to use financial measures that do not include charges and gains associated with restructuring activities and acquisition integration, nonrecurring items related to the spinoff from Cardinal Health, or nonrecurring tax items. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, or in the case of nonrecurring spinoff related costs and nonrecurring tax items, discrete and unusual or infrequent transactions that are not indicative of future operations, and that may obscure the trends and financial performance of the Company’s core business.

The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company’s current period operating results. In most cases, the excluded items include transactions that reflect cash costs to the Company. This limitation is best addressed by using these non-GAAP financial measures in combination with “operating expenses”, “SG&A expenses”, “operating income”, “net income (loss)”, “diluted earnings per share” and “segment profit” (the most comparable GAAP measures) because these non-GAAP financial measures do not reflect items that impact current period operating results and may be higher than the most comparable GAAP measure.